Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192459) of Surgical Care Affiliates, Inc. of our report dated March 24, 2014 relating to the consolidated financial statements of Surgical Care Affiliates, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

March 24, 2014